CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



We hereby consent to the use in the Prospectus constituting part of this Amendment No. 2 to the Registration Statement on Form SB-2 for e Nutrition, Inc., of our report dated February 5, 2001, relating to the December 31, 2000 and 1999 financial statements of e Nutrition, Inc., which appears in such Prospectus. We also consent to the reference to us under the heading "Experts".



/s/ Pritchett, Siler & Hardy, P.C.

PRITCHETT, SILER & HARDY, P.C.

Salt Lake City, Utah
March 7, 2001

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